POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Greg Daddario, Eugene Drozdetski, Charles Park, Tricia Meyer and Howard Surloff of BlackRock, Inc., and Kenneth Burdon, George Ching, Raymond Ling, and Tom DeCapo of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Asps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).
IN WITNESS WHEREOF, the undersigned has executed this instrument as of February 23, 2015.

By:	/s/ Peter Stournaras

Print:	Peter Stournaras

Annex A

	TICKERS	FUND NAME/REGISTRANT
1	BBN	BlackRock Build America Bond Trust
2	BJZ	BlackRock California Municipal 2018 Term Trust
3	BFZ	BlackRock California Municipal Income Trust
4	BHK	BlackRock Core Bond Trust
5	HYT	BlackRock Corporate High Yield Fund, Inc.
6	BTZ	BlackRock Credit Allocation Income Trust
7	DSU	BlackRock Debt Strategies Fund, Inc.
8	BHL	BlackRock Defined Opportunity Credit Trust
9	BGR	BlackRock Energy and Resources Trust
10	CII-AG	BlackRock Enhanced Capital and Income Fund, Inc.
11	BDJ	BlackRock Enhanced Equity Dividend Trust
12	EGF	BlackRock Enhanced Government Fund, Inc.
13	FRA	BlackRock Floating Rate Income Strategies Fund, Inc.
14	BGT2	BlackRock Floating Rate Income Trust
15	BFO	BlackRock Florida Municipal 2020 Term Trust
16	BOE	BlackRock Global Opportunities Equity Trust
17	BME	BlackRock Health Sciences Trust
18	BKT	BlackRock Income Trust, Inc.
19	BGY	BlackRock International Growth and Income Trust
20	BKN	BlackRock Investment Quality Municipal Trust, Inc.
21	BLW	BlackRock Limited Duration Income Trust
22	BTA	BlackRock Long-Term Municipal Advantage Trust
23	BZM	BlackRock Maryland Municipal Bond Trust
24	MHE	BlackRock Massachusetts Tax-Exempt Trust
25	BIT	BlackRock Multi-Sector Income Trust
26	MUI	BlackRock Muni Intermediate Duration Fund, Inc.
27	MNE	BlackRock Muni New York Intermediate Duration Fund, Inc.
28	MUA	BlackRock MuniAssets Fund, Inc.
29	BPK	BlackRock Municipal 2018 Term Trust
30	BKK	BlackRock Municipal 2020 Term Trust
31	BIE	BlackRock Municipal Bond Investment Trust
32	BBK	BlackRock Municipal Bond Trust
33	BAF	BlackRock Municipal Income Investment Quality Trust
34	BBF	BlackRock Municipal Income Investment Trust
35	BYM	BlackRock Municipal Income Quality Trust
36	BFK	BlackRock Municipal Income Trust
37	BLE	BlackRock Municipal Income Trust II
38	BTT2	BlackRock Municipal Target Term Trust
39	MEN	BlackRock MuniEnhanced Fund, Inc.

40	MUC	BlackRock MuniHoldings California Quality Fund, Inc.
41	MUH	BlackRock MuniHoldings Fund II, Inc.
42	MHD	BlackRock MuniHoldings Fund, Inc.
43	MFL	BlackRock MuniHoldings Investment Quality Fund
44	MUJ	BlackRock MuniHoldings New Jersey Quality Fund, Inc.
45	MHN	BlackRock MuniHoldings New York Quality Fund, Inc.
46	MUE	BlackRock MuniHoldings Quality Fund II, Inc.
47	MUS	BlackRock MuniHoldings Quality Fund, Inc.
48	MVT	BlackRock MuniVest Fund II, Inc.
49	MVF	BlackRock MuniVest Fund, Inc.
50	MZA	BlackRock MuniYield Arizona Fund, Inc.
51	MYC	BlackRock MuniYield California Fund, Inc.
52	MCA2	BlackRock MuniYield California Quality Fund, Inc.
53	MYD	BlackRock MuniYield Fund, Inc.
54	MYF	BlackRock MuniYield Investment Fund
55	MFT	BlackRock MuniYield Investment Quality Fund
56	MYM	BlackRock MuniYield Michigan Quality Fund II, Inc.
57	MIY	BlackRock MuniYield Michigan Quality Fund, Inc.
58	MYJ	BlackRock MuniYield New Jersey Fund, Inc.
59	MJI	BlackRock MuniYield New Jersey Quality Fund, Inc.
60	MYN	BlackRock MuniYield New York Quality Fund, Inc.
61	MPA	BlackRock MuniYield Pennsylvania Quality Fund
62	MQT	BlackRock MuniYield Quality Fund II, Inc.
63	MYI	BlackRock MuniYield Quality Fund III, Inc.
64	MQY	BlackRock MuniYield Quality Fund, Inc.
65	BLJ	BlackRock New Jersey Municipal Bond Trust
66	BNJ	BlackRock New Jersey Municipal Income Trust
67	BLH	BlackRock New York Municipal 2018 Term Trust
68	BQH	BlackRock New York Municipal Bond Trust
69	BSE	BlackRock New York Municipal Income Quality Trust
70	BNY	BlackRock New York Municipal Income Trust
71	BFY	BlackRock New York Municipal Income Trust II
72	BPS	BlackRock Pennsylvania Strategic Municipal Trust
73	M-BPP	BlackRock Preferred Partners LLC
74	BCX-AGG	BlackRock Resources & Commodities Strategy Trust
75	BUI-AGG	BlackRock Utility and Infrastructure Trust
76	BHV	BlackRock Virginia Municipal Bond Trust
77	BSD	The BlackRock Strategic Municipal Trust
78	BST	BlackRock Science and Technology Trust